                                                                    EXHIBIT 10.1

                               OPERATING AGREEMENT
                                       OF
                            NNN 2002 VALUE FUND, LLC

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     Organization ....................................................     1
 1.1     Formation .....................................................     1
 1.2     Name and Place of Business ....................................     1
 1.3     Business and Purpose of the Company ...........................     1
 1.4     Term ..........................................................     1
 1.5     Required Filings ..............................................     1
 1.6     Registered Office and Registered Agent ........................     1
 1.7     Certain Transactions ..........................................     1
2.     Definitions .....................................................     1
3.     Capitalization and Financing ....................................     2
 3.1     Members' Capital Contributions ................................     2
  3.1.1        Initial Member ..........................................     2
  3.1.2        Investor Units ..........................................     2
  3.1.3        Payment of Purchase Price ...............................     2
  3.1.4        Subscription Agreement ..................................     2
  3.1.5        Depository Account ......................................     2
  3.1.6        Cancellation of Offering ................................     2
  3.1.7        Interest from Depository Account ........................     3
  3.1.8        Manager as Member .......................................     3
  3.1.9        Admission of a Member ...................................     3
  3.1.10       Liabilities of Members ..................................     3
 3.2     Cunningham Loan ...............................................     3
 3.3     Company Loans .................................................     3
 3.4     Third Party Beneficiaries .....................................     3
4.     Allocation of Tax Items .........................................     3
 4.1     Generally .....................................................     3
 4.2     Special Allocations ...........................................     4
 4.3     Curative Allocations ..........................................     5
 4.4     Contributed Property ..........................................     5
 4.5     Recapture Income ..............................................     5
 4.6     Allocation Among Investor Units ...............................     5
 4.7     Allocation of Company Items ...................................     5
 4.8     Assignment ....................................................     6
 4.9     Power of Manager to Vary Allocations ..........................     6
 4.10       Consent of Members .........................................     6
 4.11       Withholding Obligations ....................................     6
5.     Distributions ...................................................     7
 5.1     Cash from Operations ..........................................     7
 5.2     Cash from Capital Transactions ................................     7
 5.3     Restrictions ..................................................     7
6.     Compensation to the Manager and Affiliates ......................     7
 6.1     Manager's and Affiliates' Compensation ........................     7
  6.1.1        Acquisition Fee .........................................     7
  6.1.2        Property Management Fee .................................     7
  6.1.3        Leasing Commission ......................................     7
  6.1.4        Construction Management Fee .............................     8
  6.1.5        Selling Commission ......................................     8
  6.1.6     Loan Fee ...................................................     8
  6.1.7        Termination Fee .........................................     8

                                       (i)

  6.1.8        Commissions and Due Diligence Reimbursement.................   8
 6.2     Company Expenses...............................................      8
  6.2.1        Operating Expenses..........................................   8
  6.2.2        Manager Overhead............................................   9
  6.2.3        Acquisition Expenses........................................   9
7.     Authority, and Responsibilities of the Manager...................      9
 7.1     Management.....................................................      9
 7.2     Number, Tenure and Qualifications..............................      9
 7.3     Manager Authority..............................................     10
 7.4     Restrictions on Manager's Authority............................     12
 7.5     Responsibilities of the Manager................................     13
 7.6     Administration of Company......................................     13
 7.7     Tax Matters Partner............................................     14
 7.8     Indemnification of Manager.....................................     14
 7.9     No Personal Liability for Return of Capital....................     14
 7.10       Authority as to Third Persons...............................     14
8.     Rights, Authority and Voting of the..............................     15
 8.1     Members Are Not Agents.........................................     15
 8.2     Voting by a Member.............................................     15
 8.3     Member Vote; Consent of Manager................................     15
 8.4     Meetings of the Members........................................     16
  8.4.1        Notice ..................................................     16
  8.4.2        Adjourned Meeting and Notice Thereof.....................     16
  8.4.3        Quorum ..................................................     16
  8.4.4        Consent of Absentees.....................................     16
  8.4.5        Action Without Meeting...................................     16
  8.4.6        Record Dates.............................................     17
  8.4.7        Proxies .................................................     17
  8.4.8        Chairman of Meeting......................................     17
  8.4.9        Inspectors of Election...................................     18
  8.4.10       Record Date and Closing Company Books....................     18
 8.5     Rights of Members..............................................     18
 8.6     Restrictions on the Member.....................................     18
 8.7     Return of Capital of Member....................................     18
9.     Resignation, Withdrawal or Insolvency of the Manager.............     19
 9.1     Resignation or Withdrawal of Manager...........................     19
 9.2     Removal for Cause..............................................     19
 9.3     Purchase of Manager's Interest.................................     19
10.    Assignment of the Manager's Interest.............................     19
 10.1       Permitted Assignments.......................................     19
 10.2       Substitute Manager..........................................     20
 10.3       Transfer in Violation Not Recognized........................     20
11.    Assignment of Investor Units.....................................     20
 11.1       Permitted Assignments.......................................     20
 11.2       Substituted Member..........................................     21
  11.2.1       Conditions to be Satisfied...............................     21
  11.2.2       Consent of Manager.......................................     21
  11.2.3       Consent of Member........................................     21
 11.3       Rights of Economic Interest Owner...........................     21
 11.4       Right to Inspect Books......................................     21
 11.5       Assignment of 50% or More of Investor Units.................     22
 11.6       Transfer Subject to Law.....................................     22

                                      (ii)

 11.7    Termination of Membership Interest.............................     22
12.    Books, Records, Accounting and Reports...........................     22
 12.1    Records, Audits and Reports....................................     22
 12.2    Delivery to Members and Inspection.............................     22
 12.3    Annual Report..................................................     23
 12.4    Tax Information................................................     23
13.    Termination and Dissolution of the Company.......................     23
 13.1    Termination of Company.........................................     23
 13.2    Certificate of Cancellation....................................     24
 13.3    Liquidation of Assets..........................................     24
 13.4    Distributions Upon Dissolution.................................     24
 13.5    Liquidation of Member's Interest...............................     24
14.    Special and Limited Power of Attorney............................     24
 14.1    Power of Attorney..............................................     24
 14.2    Provision of Power of Attorney.................................     25
 14.3    Notice to Members..............................................     25
15.    Relationship of This Agreement to the Act........................     25
16.    Amendment of Agreement...........................................     25
 16.1    Admission of Member............................................     25
 16.2    Amendments with Consent of Member..............................     26
 16.3    Amendments Without Consent of the Members......................     26
 16.4    Execution and Recording of Amendments..........................     26
17.    Miscellaneous....................................................     26
 17.1    Counterparts...................................................     26
 17.2    Successors and Assigns.........................................     26
 17.3    Severability...................................................     26
 17.4    Notices........................................................     26
 17.5    Manager's Address..............................................     26
 17.6    Governing Law..................................................     26
 17.7    Captions.......................................................     27
 17.8    Gender.........................................................     27
 17.9    Time...........................................................     27
 17.10   Additional Documents...........................................     27
 17.11   Descriptions...................................................     27
 17.12   Binding Arbitration............................................     27
 17.13   Venue..........................................................     27
 17.14   Partition......................................................     27
 17.15   Integrated and Binding Agreement...............................     27
 17.16   Legal Counsel..................................................     27
18.    Lender Covenants.................................................     28
EXHIBIT A...............................................................      1
EXHIBIT B...............................................................      1

                                      (iii)

                               OPERATING AGREEMENT
                                       OF
                            NNN 2002 VALUE FUND, LLC

      This Operating Agreement, effective as of May 15, 2002, is entered into by and between Triple Net Properties, LLC, a Virginia limited liability company, as the Manager, and Anthony W. Thompson, as the Initial Member, pursuant to the Act on the following terms and conditions.

1. Organization.

      1.1 Formation. Articles of Organization have been filed in the Clerk's Office of the State Corporation Commission of the Commonwealth of Virginia in accordance with and pursuant to the Act.

      1.2 Name and Place of Business. The name of the Company shall be NNN 2002 Value Fund, LLC, and its principal place of business shall be 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705. The Manager may change such name, change such place of business or establish additional places of business of the Company as the Manager may determine to be necessary or desirable.

      1.3 Business and Purpose of the Company. The sole purpose of the Company is to (a) acquire, own and operate the Properties and to that end hold, improve, mortgage, maintain, refinance, manage, lease and dispose of the Properties, or an undivided interest therein, and (b) engage in such other activities relating to or incidental as are necessary to accomplish such purposes.

      1.4 Term. This Agreement shall not terminate until the Company is dissolved in accordance with this Agreement.

      1.5 Required Filings. The Manager shall execute, acknowledge, file, record and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

      1.6 Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be as provided in the Articles of Organization. The registered office and registered agent may be changed from time to time by the Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

      1.7 Certain Transactions. Any Manager, Member, Economic Interest Owner, or any Affiliate, or any shareholder, officer, director, employee, partner, member, manager or any person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company, including, but not limited to, the acquisition, syndication, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and development of property similar to the Properties and no Manager, Member or other person or entity shall have any interest in such other business or venture by reason of their interest in the Company.

2. Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.

3. Capitalization and Financing.

      3.1 Members' Capital Contributions.

            3.1.1 Initial Member. Anthony W. Thompson, as the Initial Member, shall contribute the sum of $100 in cash to the Company, but shall not receive any Investor Units therefor. On the first business day following the admission of additional Members, the Initial Member's $100 Capital Contribution shall be returned, and he shall cease to be a Member. The Members hereby consent to the Initial Member's withdrawal of his Capital Contribution and waive any right, claim or action they may have against him by reason of his having been a Member.

            3.1.2 Investor Units. The Company is hereby authorized to sell and issue not less than 200 and not more than 6,000 Investor Units pursuant to the Memorandum at a purchase price of $5,000 per Investor Unit, which number of Units may be adjusted by the Manager in its sole and absolute discretion, and to admit the persons who acquire such Investor Units as Members, provided that the Manager has at least accepted at least $1,000,000 of aggregate subscriptions for Investor Units. The Offering shall terminate on the Offering Termination Date.

            3.1.3 Payment of Purchase Price. The purchase price of each Investor Unit shall be paid in full, in cash, at the time of execution of the Subscription Agreement. Payment of the purchase price for an Investor Unit shall constitute the Member's initial Capital Contribution.

            3.1.4 Subscription Agreement. Each person desiring to acquire Investor Units and become a Member shall tender to the Company a Subscription Agreement for the number of Investor Units desired, together with the correct full Subscription Payment of the Investor Units so subscribed. The Company shall accept or reject each Subscription Agreement within 30 days after the Company receives the same (and the failure by the Company to accept a Subscription Agreement within said 30 days shall constitute a rejection thereof). Acceptance of a Subscription Agreement shall be evidenced by the execution by the Manager. Subject to Section 3.1.9, upon the acceptance of a Subscription Agreement, the accompanying Subscription Payment shall become a Capital Contribution by such subscriber. The Company may accept subscriptions from "benefit plans" (as defined by ERISA); provided, however, that at all times benefit plans must own, in the aggregate, less than twenty-five (25%) of the total value of the Investor Units then outstanding.

            3.1.5 Depository Account. After acceptance of any tendered Subscription Agreement by the Company, the accompanying Subscription Payment shall, prior to the Impound Release Date, be placed in an interest-bearing escrow account ("Depository Account") at a bank or financial institution selected by the Manager in California for Investor Units and held there until such time ("Impound Release Date") as $1,000,000 in the aggregate of good or collected Subscription Payments for Investor Units have been deposited. Upon receipt of at least $1,000,000 of collected funds from acceptable subscriptions of Investor Units, funds in the Depository Account shall be released to the Company. After the Impound Release Date, any additional Subscription Payments received (a) for Investor Units shall be sent directly to and retained by the Company. Investors in the Company shall be admitted into the Company on the first day of the calendar month following the month in which the Company accepts such subscriber's subscription unless admitted earlier by the Manager, in its sole discretion. All subscriptions shall be accepted or rejected by the Company within 30 days of their actual receipt by the Company. If rejected, all Subscription Payments shall be returned to the subscriber.

            3.1.6 Cancellation of Offering. If the Company has not accepted Subscription Payments for a sufficient number of Investor Units on or before April 30, 2003, the Offering shall be canceled and all Subscription Payments received shall be promptly refunded to the subscribers; provided, however, that such date may be extended until April 30, 2004 in the sole and absolute discretion of the Manager.

            3.1.7 Interest from Depository Account. Within 45 days after any Subscription Payment for Investor Units is released from the Depository Account or upon cancellation of the Offering as provided in Section 3.1.6, an allocable share of the interest earned by the Depository Account while the Subscription Payment was deposited therein shall be paid to the subscriber, based on the actual number of days such Subscription Payment was deposited in the Depository Account and the actual amount of interest earned during such period on funds in the Depository Account.

            3.1.8 Manager as Member. The Manager and/or Affiliates may purchase Investor Units for the same price and upon the same terms and conditions, as all other purchasers thereof. As a result, the Manager or Affiliates shall be admitted to the Company as Members with respect to such Investor Units and shall be entitled to all rights as Members appurtenant thereto, including but not limited to the right to vote on certain Company matters as provided for in this Agreement and to receive Distributions and allocations attributable to the Investor Units so purchased.

            3.1.9 Admission of a Member. To the extent required by law, the Manager shall amend this Agreement and take such other action as the Manager deems necessary or appropriate promptly after receipt of the Members' Capital Contributions to the Company to reflect the admission of those persons to the Company as Members.

            3.1.10 Liabilities of Members. Except as specifically provided in this Agreement, neither the Manager nor any Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts, or any other obligations of the Company, nor shall the Manager or the Members be required to lend any funds to the Company or to repay to the Company, any Member, any creditor of the Company or any other person, any portion or all of any deficit balance in a Member's Capital Account.

      3.2 Cunningham Loan. Cunningham Lending Group, LLC, an Affiliate of Thompson, may, but will have no obligation to, make loans to the Company to acquire the Properties, pay operating expenses or for any other business purpose. Any such loan shall bear interest at Cunningham Lending Group, LLC's cost of funds not to exceed 12% per annum (or, if less, the maximum rate allowed by law).

      3.3 Company Loans. The Company shall have no authority to borrow money or incur indebtedness on behalf of the Company (other than normal trade accounts payable, lease obligations in the ordinary course of business, or loans from Cunningham Lending Group, LLC) or grant consensual liens on the Company's property; provided, however, that the Manager is hereby authorized to execute a promissory note, the Mortgage and all other documents associated with the Loans (collectively, the "Loan Documents") but may not incur any other indebtedness except as expressly permitted by this item.

      3.4 Third Party Beneficiaries. The parties to this Agreement shall be entitled to all of the privileges, benefits and rights contained herein; no other party shall be a third party beneficiary or have any rights hereunder or be able to enforce any provision contained herein.

4. Allocation of Tax Items.

      4.1 Generally. After giving effect to the special allocations contained in
Section 4.2, Net income and Net Loss shall be allocated to the Members' Capital Accounts in such manner as to cause each

Member's Capital Account to equal the amount that such Member would receive from the Company pursuant to Section 5.2 hereof if on the last day of such year (a) all of the Company's assets that are then secured by nonrecourse debt were sold for an amount equal to such debt, (b) all of the Company's other assets were sold for an amount equal to their Book Value, (c) all of the Company's liabilities were satisfied and (d) all remaining sale proceeds were distributed to the Members in accordance with Section 5.2 hereof. To the extent necessary to produce the target Capital Account balances provided above, items of gross income and gain or deduction shall consist of a proportionate amount of each item of Company gross income and gain or deduction, as the case may be, for such year.

      4.2 Special Allocations.

                  (a) Qualified Income Offset. Except as provided in Section 4.3(c), in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1
(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

                  (b) Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

                  (c) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provisions shall not apply to the extent the Member's share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations
Section 1.752-2 for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member's share of the net decrease in Company Minimum Gain results from the repayment.

                  (d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2(c), if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated 100% to the Investor Units.

                  (f) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

                  (g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

      4.3 Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

      4.4 Contributed Property. Notwithstanding any other provision of this Agreement, the Members shall cause depreciation and or cost recovery deductions and gain or loss attributable to property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

      4.5 Recapture Income. The portion of each Member's distributive share of Company Net Income that is characterized as ordinary income pursuant to Section 1245 or 1250 of the Code shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were allocated to such Member as compared with the amount of depreciation deductions allocated to all Members.

      4.6 Allocation Among Investor Units. Except as otherwise provided in this Agreement, all Distributions and allocations made to the Investor Units shall be in the ratio of the number of Investor Units held by each such Member on the date of such allocation (which allocation date shall be deemed to be the last day of each month) to the total outstanding Investor Units as of such date, and, except as otherwise provided in this Agreement without regard to the number of days during such month that the Investor Units were held by each Member. For purposes of this Section 4, an Economic Interest Owner shall be treated as a Member. Members who purchase Investor Units at different times during the Company tax year shall be allocated Net Income and Net Loss using the monthly convention set forth in Section 4.7.

      4.7 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Owner in the same proportion.

      4.8 Assignment.

            4.8.1 In the event of the assignment of an Investor Unit, the Net Income and Net Loss shall be apportioned as between the Member and his assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard to the results of the Company's operations during the period before or after such assignment. Distributions shall be made to the holder of record of the Investor Units as of the date of the Distribution. An assignee who receives Investor Units during the first 15 days of a month will receive any allocations relative to such month. An assignee who acquires Investor Units on or after the sixteenth day of a month will be treated as acquiring his Investor Units on the first day of the following month.

            4.8.2 In the event of the assignment of the Manager's Interest, the allocations of Net Income or Net Loss shall be as agreed between the Manager and its assignee. In the absence of an agreement, the Net Income, Net Loss and Distributions shall be allocated in a manner similar to that provided in Section 4.7.

      4.9 Power of Manager to Vary Allocations. It is the intent of the Members that each Member's share of Net Income and Net Loss be determined and allocated in accordance with Section 704(b) and Section 514(c)(9) of the Code, and the provisions of this Agreement shall be so interpreted. Therefore, if the Company is advised by the Company's legal counsel that the allocations provided in this
Section 4 are unlikely to be respected for federal income tax purposes, the Manager is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) and
Section 514(c)(9) of the Code and effect the plan of allocations and distributions provided for in this Agreement.

      4.10 Consent of Members. The allocation methods of Net Income and Net Loss are hereby expressly consented to by each Member as a condition of becoming a Member.

      4.11 Withholding Obligations.

            4.11.1 If the Company is required (as determined in good faith by the Manager) to make a payment ("Tax Payment") with respect to any Member to discharge any legal obligation of the Company or the Manager to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising as a result of such Member's interest in the Company, then, notwithstanding any other provision of this Agreement to the contrary, the amount of any such Tax Payment shall be deemed to be a loan by the Company to such Member, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Member.

            4.11.2 If and to the extent the Company is required to make any Tax Payment with respect to any Member, or elects to make payment on any loan described in Section 4.11.1 by offset to a Distribution to a Member, either (a) such Member's proportionate share of such Distribution shall be reduced by the amount of such Tax Payment, or (b) such Member shall pay to the Company prior to such Distribution an amount of cash equal to such Tax Payment. In the event a portion of a Distribution in kind is retained by the Company pursuant to clause
(a) above, such retained property may, in the discretion of the Manager, either
(i) be distributed to the other Members, or (ii) be sold by the Company to generate the cash necessary to satisfy such Tax Payment. If the property is sold, then for purposes of income tax allocations only under the Agreement, any gain or loss from such sale or exchange shall be allocated to the Member to whom the Tax Payment relates. If the property is sold at a gain, and the Company is required to make any Tax Payment on such gain, the Member to whom the gain is allocated shall pay the Company prior to the due date of Tax Payment an amount of cash equal to such Tax Payment.

            4.11.3 The Manager shall be entitled to hold back any Distribution to any Member to the extent the Manager believes in good faith that a Tax Payment will be required with respect to such Member in the future and the Manager believes that there will not be sufficient subsequent Distributions to make such Tax Payment.

5. Distributions.

      5.1 Cash from Operations. Cash from Operations will be distributed as follows: (i) 100% to the Members until the Members have received their Priority Return; and (ii) the balance, to be shared by the Members and the Manager in proportion to the Residuary Sharing Ratio.

      5.2 Cash from Capital Transactions. Cash from Capital Transactions will be distributed as follows: (i) first, to the Members, an amount equal to their Unrecovered Equity; (ii) second, to the Members, an amount equal to their Priority Return; and (iii) the balance, to be shared by the Members and the Manager in proportion to the Residuary Sharing Ratio.

      5.3 Restrictions. The Company intends to make periodic distributions of substantially all cash determined by the Manager to be distributable, subject to the following: (a) Distributions may be restricted or suspended for periods when the Manager determines in its reasonable discretion that it is in the best interest of the Company; and (b) all Distributions are subject to the payment, and the maintenance of reasonable reserves for payment, of Company obligations.

6. Compensation to the Manager and Affiliates.

      6.1 Manager's and Affiliates' Compensation. The Manager and its Affiliates shall receive compensation from the Company for services rendered or to be rendered only as specified in this Agreement and the Management Agreement, a true copy of which is attached as Exhibit B. If any provision of the Management Agreement is inconsistent with any provision contained in this Agreement, then the provision contained in the Management Agreement shall control and the inconsistent provision herein shall be of no force or effect.

            6.1.1 Acquisition Fee. For services rendered in connection with the due diligence investigation and acquisition of the Properties, the Manager shall be entitled to receive from the Company out of Offering proceeds an acquisition fee of 4% of the funds raised in the Offering (the "Acquisition Fee").

            6.1.2 Property Management Fee. The Management Agreement provides that the Property Manager or an Affiliate will receive a monthly property management fee for managing the Properties ("Property Management Fee") equal to 5% of Gross Revenues (as defined in the Management Agreement).

            6.1.3 Leasing Commission. The Management Agreement provides that the Property Manager or an Affiliate will receive a leasing commission ("Leasing Commission") equal to six percent (6%) of the value of any lease centered into during the term of the Management Agreement and three percent (3%) with respect to any renewals. Any leasing fees due outside leasing agents or brokers will be paid by the Manager from these commissions. The value of the lease shall be calculated by totaling the minimum monthly rent (or similar rent) for the term of the lease. The term of the lease shall not exceed five (5) years for purposes of the foregoing computation and shall be exclusive of option periods. If another broker represents the tenant, then Property Manager may cooperate with that broker on terms and conditions acceptable to Property Manager with commissions to the other broker to be paid by the Tenants in Common. The Manager may use outside leasing agents. In the event outside leasing agents are used, the Manager shall pay any commissions that may be due.

            6.1.4 Construction Management Fee. The Management Agreement provides that the Property Manager or an Affiliate will receive a construction management fee ("Construction Management Fee") equal to 5% of any amount (including professional services) up to $25,000, 4% of any amount over $25,000 but less than $50,000 and 3% of any amount in excess of $50,000 which is expended in any calendar year for construction or tenant improvements or repair of the Properties; provided, however, that this fee shall only be applicable in the event outside contracts are used.

            6.1.5 Selling Commission. The Management Agreement provides that the Property Manager or an Affiliate will be entitled to a selling commission (the "Selling Commission") of up to 5% of the gross sales price of the Properties in a sale to a third party and a sale to the Manager or its Affiliates pursuant to the Purchase Option set forth in Section 11 of the Tenants in Common Agreement. The Property Manager or an Affiliate will pay any real estate agents and brokers who assist in the sale any amount of the Commission over 4% up to a maximum of 5%. However, the Commission will not be paid if the Property Manager is terminated for cause pursuant to Section 9.2 of this Agreement.

            6.1.6 Loan Fee. The Management Agreement provides that the Property Manager or an Affiliate will receive from the Company a fee ("Loan Fee") equal to 1% of the principal amount of any loan obtained for the Company; provided, however, that the fee paid to the Property Manager or an Affiliate and any loan fee paid to any other person (other than a lender) as a result of each loan shall not exceed 1%.

            6.1.7 Termination Fee. The Management Agreement provides that if the Property Manager is terminated other than "for cause" (as defined in Section
10.1 of the Management Agreement), then the Company shall pay the Manager the termination fee described therein.

            6.1.8 Commissions and Due Diligence Reimbursement. The Memorandum provides that certain broker-dealers ("Broker-Dealers," collectively the "Selling Group") who are members of the National Association of Securities Dealers, Inc. ("NASD") will receive commissions of up to 8% of the gross proceeds ("Gross Proceeds") of the Offering ("Selling Commissions"). NNN Capital Corp., an Affiliate of Thompson, will receive a nonaccountable marketing and due diligence allowance in the amount of 1.5% of the Gross Proceeds, which it may reallow to other members of the Selling Group. In addition, NNN Capital Corp. will receive a nonaccountable marketing due diligence expense allowance in the amount of 1% of the Gross Proceeds, which it will not reallow to other members of the Selling Group. The total aggregate amount of commissions, marketing and due diligence expense reimbursements (collectively, "Selling Commissions and Expenses") will not exceed 10.5% of the Gross Proceeds.

      6.2 Company Expenses.

            6.2.1 Operating Expenses. Subject to the limitations set forth in
Section 6.2.2, the Company shall pay directly, or reimburse the Manager as the case may be, for all of the costs and expenses of the Company's operations, including, without limitation, the following costs and expenses: (a) all Organization and Offering Expenses advanced or otherwise paid by the Manager;
(b) all costs of personnel
employed by the Company and directly involved in the Company's business; (c) all compensation due to the Manager or its Affiliates; (d) all costs of personnel employed by the Manager or its Affiliates and directly involved in the business of the Company; (e) all costs of borrowed money, taxes and assessments on the Properties and other taxes applicable to the Company; (f) legal, accounting, audit, brokerage, and other fees; (g) fees and expenses paid to independent contractors, mortgage bankers, real estate brokers, and other agents; (h) costs of acquiring, owning, developing, improving, operating, and disposing of the Properties; (i) expenses incurred in connection with the alteration, maintenance, repair, remodeling, refurbishment, leasing and operation of the Properties; (j) all expenses incurred in connection with the maintenance of Company books and records, the preparation and dissemination of reports, tax returns or other information to Members and the making of Distributions to the Members; (k) expenses incurred in preparation and filing reports or other information with appropriate regulatory agencies; (l) expenses of insurance as required in connection with the business of the Company, other than any insurance insuring the Manager against losses for which it is not entitled to be indemnified under Section 7.8; (m) costs incurred in connection with any litigation in which the Company may become involved, or any examination, investigation, or other proceedings conducted by any regulatory agency, including legal and accounting fees; (n) the actual costs of goods and materials used by or for the Company; (o) the costs of services that could be performed directly for the Company by independent parties such as legal, accounting, secretarial or clerical, reporting, transfer agent, data processing and duplicating services but which are in fact performed by the Manager or its Affiliates, but not in excess of the lesser of: (i) the actual costs to the Manager or its Affiliates of providing such services; or (ii) the amounts which the Company would otherwise be required to pay to independent parties for comparable services in the same geographic locale; (p) expenses of Company administration, accounting, documentation and reporting, (q) expenses of revising, amending, modifying, or terminating this Agreement; (r) all travel expenses incurred in connection with the Company's business, including travel to and from the Properties; and (s) all other costs and expenses incurred in connection with the business of the Company exclusive of those set forth in
Section 6.2.2.

            6.2.2 Manager Overhead. The Manager and its Affiliates shall not be reimbursed for overhead expenses incurred in connection with the Company, including but not limited to rent, depreciation, utilities, capital equipment, other administrative items, and the following items paid to any officer of the Manager or any Affiliate: salaries, fringe benefits, travel expenses and other administrative items.

            6.2.3 Acquisition Expenses. Notwithstanding Section 6.2.2, the Manager will be reimbursed for all costs expended in the due diligence of the Properties and acquisition of the Properties, including down payments, closing costs, travel, legal, environmental and other studies, surveys, escrow deposits and costs, plus interest at the Manager's cost of funds to borrow funds for the above purposes.

7. Authority, and Responsibilities of the Manager.

      7.1 Management. The business and affairs of the Company shall be managed by its Manager. Except as otherwise set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and all property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

      7.2 Number, Tenure and Qualifications. The Company shall have one Manager, which shall be Triple Net Properties, LLC. The Manager shall hold office until it is removed, withdraws or resigns.

      7.3 Manager Authority. The Manager shall have all authority, rights and powers conferred by law (subject only to Section 7.4) and those required or appropriate to the management of the Company's business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company to:

            7.3.1 Acquire, hold, develop, lease, rent, operate, sell, exchange, subdivide and otherwise dispose of all property, including the Properties;

            7.3.2 Borrow money, and, if security is required therefor, to pledge or mortgage or subject the Properties to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device. All of the foregoing shall be on such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interest of the Company;

            7.3.3 Place record title to, or the right to use, the Properties in the name or names of a nominee or nominees for any purpose convenient or beneficial to the Company;

            7.3.4 Enter into such contracts and agreements as the Manager determines to be reasonably necessary or appropriate in connection with the Company's business and purpose (including contracts with Affiliates of the Manager), and any contract of insurance that the Manager deems necessary or appropriate for the protection of the Company and the Manager, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

            7.3.5 Employ persons, who may be Affiliates of the Manager, in the operation and management of the business of the Company;

            7.3.6 Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members.

            7.3.7 Open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Manager may deem in its discretion to be necessary or desirable;

            7.3.8 Cause the Company to make or revoke any of the elections referred to in the Code (the Manager shall have no obligation to make any such elections);

            7.3.9 Select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company initially intends to adopt the calendar year);

            7.3.10 Determine the appropriate accounting method or methods to be used by the Company;

            7.3.11 In addition to any amendments otherwise authorized herein, amend this Agreement without any action on the part of the Members by special or general power of attorney or otherwise:

                  (a) To add to the representations, duties, services or obligations of the Manager or its Affiliates, for the benefit of the Members;

                  (b) To cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;

                  (c) To delete or add any provision of this Agreement required to be so deleted or added for the benefit of the Members by the staff of the Securities and Exchange Commission or by a state "Blue Sky" Commissioner or similar official;

                  (d) To amend this Agreement to reflect the addition or substitution of Members or the reduction of the Capital Accounts upon the return of capital to the Members;

                  (e) To minimize the adverse impact of, or comply with, any final regulation of the United States Department of Labor, or other federal agency having jurisdiction, defining "plan assets" for ERISA purposes;

                  (f) To reconstitute the Company under the laws of another state if beneficial;

                  (g) As required by a lender who has made a loan to the Company secured by the Properties or as required by a lender in connection with a refinancing that has been properly approved by the Company; and

                  (h) To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the artorney-in-fact for the Manager under a special or limited power of attorney, and to take all such actions in connection therewith as the Manager shall deem necessary or appropriate with the signature of the Manager acting alone.

            7.3.12 Require in any Company contract that the Manager shall not have any personal liability, but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

            7.3.13 Lease personal property for use by the Company;

            7.3.14 Establish reserves from income in such amounts as the Manager may deem appropriate;

            7.3.15 Temporarily invest the proceeds from sale of Investor Units in short-term, highly liquid investments;

            7.3.16 Make secured or unsecured loans to the Company and receive interest at the rates set forth herein;

            7.3.17 Represent the Company and the Members as "tax matters partner" within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company income, loss, deduction or credit, or any other matter reflected in the Company's returns, and, if deemed in the best interest of the Members, to agree to final Company administrative adjustments or file a petition for a readjustment of the Company items in question with the applicable court;

            7.3.18 Redeem or repurchase Investor Units on behalf of the Company;

            7.3.19 Hold an election for a successor Manager before the resignation, expulsion or dissolution of the Manager;

            7.3.20 Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

            7.3.21 Admit itself as a Member;

            7.3.22 Take all actions and make any decision under the Management Agreement;

            7.3.23 Execute and amend the Management Agreement;

            7.3.24 Enter into any transaction with any partnership or venture;

            7.3.25 Place all or a portion of the Properties in a single purpose or bankruptcy remote entity, or otherwise structure or restructure the Company to accommodate any financing for the Properties;

            7.3.26 Perform any and all other acts which the Manager is obligated to perform hereunder;

            7.3.27 Subcontract with Affiliates and third parties, in the Manager's sole discretion, to perform some or all management functions set forth herein; and

            7.3.28 Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Manager may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Company by the Manager.

      7.4 Restrictions on Manager's Authority. Neither the Manager nor any Affiliates shall have authority to:

            7.4.1 Enter into contracts with the Company that would bind the Company after the expulsion, Event of Insolvency, or other cessation to exist of the Manager, or to continue the business of the Company after the occurrence of such event;

            7.4.2 Use or permit any other person to use Company funds or assets in any manner except for the exclusive benefit of the Company;

            7.4.3 Alter the primary purpose of the Company;

            7.4.4 Receive from the Company a rebate or give-up or participate in any reciprocal business arrangements which would enable it or any Affiliate to do so (excluding the fees and other items set forth in the Management Agreement);

            7.4.5 Except for the Properties, sell or lease to the Company any real property in which the Manager or any Affiliate has any interest without a Majority Vote of the Members;

            7.4.6 Admit another person or entity as the Manager, except with the consent of the Members as provided in this Agreement;

            7.4.7 Reinvest Cash from Operations in any additional properties other than the Properties;

            7.4.8 Confess a judgment against the Company in connection with any threatened or pending legal action;

            7.4.9 Commingle the Company funds with those of any other person or entity, except for (i) the temporary deposit of funds in a bank checking account for the sole purpose of making Distributions immediately thereafter to the Members and the Manager or (ii) funds attributable to the Properties and held for use in the management of the operations of the Properties;

            7.4.10 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Investor Units;

            7.4.11 Merge, combine or "roll-up" the Company into a partnership, limited liability company or other entity or participate in an UPREIT, DOWNREIT or similar transaction with a real estate investment trust or other entity; or

            7.4.12 Vote, or permit to be voted, any Membership Interest owned by the Manager to remove the Manager in accordance with Section 9.2.

      7.5 Responsibilities of the Manager. The Manager shall:

            7.5.1 Have a fiduciary responsibility for the safekeeping and use of all the funds and assets of the Company;

            7.5.2 Devote such of its time and efforts to the business of the Company as the Manager shall in its discretion, exercised in good faith, determine to be necessary to conduct the business of the Company;

            7.5.3 File and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

            7.5.4 Cause the Company to be protected by public liability, property damage and other insurance determined by the Manager in its discretion to be appropriate to the business of the Company;

            7.5.5 At all times use its best efforts to meet applicable requirements for the Company to be taxed as a partnership and not as an association taxable as a corporation; and

            7.5.6 Amend this Agreement to reflect the admission of Members not later than 90 days after the date of admission or substitution.

      7.6 Administration of Company. So long as it is the Manager and the provisions of this Agreement for compensation and reimbursement of expenses of the Manager are observed, the Manager shall have the responsibility of providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company, including decisions regarding the sale or refinancing or other disposition of Properties, and compliance with federal, state and local regulatory requirements and procedures. In this regard, the Manager may retain the services of such Affiliates or unaffiliated parties as the Manager may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company assets.

      7.7 Tax Matters Partner. The Members hereby appoint the Manager to act as the "tax matters partner."

      7.8 Indemnification of Manager.

            7.8.1 The Manager, its members, managers, affiliates, officers, directors, partners, employees, agents and assigns, shall not be liable for, and shall be indemnified and held harmless (to the full extent of the Company's assets and to the maximum extent permitted by applicable law) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including by way of illustration, but not limitation, costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute negligence or malfeasance, pursuant to the authority granted, to promote the interests of the Company. Moreover, the Manager shall not be liable to the Company or the Members because any taxing authorities disallow or adjust any deductions or credits in the Company income tax returns.

            7.8.2 Notwithstanding Section 7.8.1, the Company shall not indemnify any Manager, or shareholder, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act of 1933, as amended, or any other federal or state securities law, with respect to the offer and sale of the Investor Units. Indemnification will be allowed for settlements and related expenses in lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that (i) the Manager is successful in defending the action; (ii) the indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933, as amended, was violated) or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated); or (iii) in the opinion of counsel for the Company, the right to indemnification has been settled by controlling precedent.

            7.8.3 The provisions of this Section 7.8 shall be in addition to, and not in lieu of, or limit, the provisions of the Company's Articles of Organization authorizing the limitation of liability, and indemnification of, the Manager and certain other persons and entities.

      7.9 No Personal Liability for Return of Capital. The Manager shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member or any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.

      7.10 Authority as to Third Persons.

            7.10.1 No third party dealing with the Company shall be required to investigate the authority of the Manager or secure the approval or confirmation by any Member of any act of the Manager in connection with the Company business. No purchaser of any property or interest owned by the Company shall be required to determine the right to sell or the authority of the Manager to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

            7.10.2 The Manager shall have full authority to execute on behalf of the Company any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by one or more officers of the Manager, executing on behalf of the Company shall be the only execution necessary to bind the Company thereto. No signature of any Member shall be required.

            7.10.3 The Manager shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Company and any leases and documents executed by such agent shall be binding upon the Company as if executed by the Manager.

8. Rights, Authority and Voting of the Member.

      8.1 Members Are Not Agents. Pursuant to Section 7 and the Articles of Organization, the management of the Company is vested exclusively in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company.

      8.2 Voting by a Member. Members who own Investor Units shall be entitled to cast one vote for each Investor Unit they own. Except as otherwise specifically provided in this Agreement, Members who own Investor Units (but not Economic Interest Owners) shall have the right to vote only upon the following matters:

            8.2.1 Removal of the Manager as provided in this Agreement;

            8.2.2 Admission of the Manager or election to continue the business of the Company after the Manager ceases to be the Manager when there is no remaining Manager;

            8.2.3 Amendment of this Agreement;

            8.2.4 Any merger, combination or "roll-up" of the Company or any UPREIT, DOWNREIT or other similar transaction with a real estate investment trust;

            8.2.5 Dissolution and winding up of the Company as set forth in
Section 13.1;

            8.2.6 The sale of all or substantially all of the assets of the Company;

            8.2.7 Election to continue the business of the Company as set forth in Section 13.1.4 when there is a Dissolution Event; and

            8.2.8 Election to obtain audited financial statements as set forth in Section 12.3.2.

      8.3 Member Vote; Consent of Manager. Except as expressly provided in this Agreement, matters upon which the Members may vote shall require a Majority Vote of the Members to pass and become effective. The following matters shall require the consent of the Manager to pass and become effective:

            8.3.1 Any amendment to this Agreement; and

            8.3.2 The admission of an additional or successor Manager when the Manager will continue as such.

      8.4 Meetings of the Members. The Manager may at any time call for a meeting of the Members, or for a vote without a meeting, on matters on which the Members are entitled to vote. In addition, the Manager shall call for such a meeting following receipt of a written request therefor of Members holding more than 10% of the Investor Units entitled to vote as of the record date. Within 20 days after receipt of such request, the Manager shall notify all Members of record on the record date of the Company meeting. The Manager shall give notice of all such meetings by sending the Members written notice by certified U.S. Mail, with return receipt, by Federal Express or other guaranteed overnight delivery service.

            8.4.1 Notice. Written notice of each meeting shall be given to each Member entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at his address appearing on the books of the Company or given by him to the Company for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Company, or by publication of notice at least once in a newspaper of general circulation in the city or county in which such office is located. All such notices shall be sent not less than 10, nor more than 60, days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting.

            8.4.2 Adjourned Meeting and Notice Thereof. When a Members' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

            8.4.3 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the Investor Units shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a Majority Vote or such greater vote as may be required by this Agreement or by law. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of a majority of the Investor Units represented either in person or by proxy, but no other business may be transacted, except as provided above.

            8.4.4 Consent of Absentees. The transactions of any meeting of Members, however called and noticed and wherever held, are as valid as though they occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting.

            8.4.5 Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all entitled to vote thereon were present and voted. In the event the Members are requested to consent on a matter without a meeting, each Member shall be given not less than 10, nor more than 60, days notice. In the event the Manager or Members representing more than 10% of the Investor Units, request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in the same manner as required by Section 8.4.1 and no action shall be taken until the meeting is held. Unless delayed as a result of the preceding sentence, any action taken without a meeting will be effective 5 days after the required minimum number of voters have signed the consent; however, the action will be effective immediately if the Manager and Members representing at least 90% of the Investor Units have signed the consent.

            8.4.6 Record Dates. For purposes of determining the Members entitled to notice of any meeting or to vote or entitled to receive any Distributions or to exercise any rights in respect of any other lawful matter, the Manager (or Members representing more than 10% of the Investor Units if the meeting is being called at their request) may fix in advance a record date, which is not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. If no record date is fixed:

                  (a) The record date for determining Members entitled to notice of, or to vote at, a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

                  (b) The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given;

                  (c) The record date for determining Members for any other purpose shall be at the close of business on the day on which the Manager adopts it, or the 60th day prior to the date of the other action, whichever is later; and

                  (d) A determination of Members of record entitled to notice of, or to vote at, a meeting of Members shall apply to any adjournment of the meeting unless the Manager, or the Members who requested the meeting fix a new record date for the adjourned meeting, but the Manager, or such Members, shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

            8.4.7 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Manager. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein.

            8.4.8 Chairman of Meeting. The Manager may select any person to preside as Chairman of any meeting of the Members, and if such person shall be absent from the meeting, or fail or be unable to preside, the Manager may name any other person in substitution therefor as Chairman, In the absence of an express selection by the Manager of a Chairman or substitute therefor, the President, Vice President, Secretary, or Chief Financial Officer of the Manager shall preside as Chairman, in that order. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof. The conduct of all Members' meetings

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shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Investor Units present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Company.

            8.4.9 Inspectors of Election. In advance of any meeting of Members, the Manager may appoint any persons other than nominees for Manager or other office as the inspector of election to act at the meeting and any adjournment thereof. If an inspector of election is not so appointed, or if any such person fails to appear or refuses to act, the Chairman of any such meeting may, and on the request of any Member or his proxy shall, make such appointment at the meeting. The inspector of election shall determine the number of Investor Units outstanding and the voting power of each, the Investor Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Members.

            8.4.10 Record Date and Closing Company Books. When a record date is fixed, only Members of record on that date are entitled to notice of and to vote at the meeting or to receive a Distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Investor Units on the books of the Company after the record date.

      8.5 Rights of Members. No Member or Owner shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Company, except as a result of the dissolution and termination of the Company or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Company; or (iii) demand or receive property other than cash in return for his Capital Contribution. Except as provided in this Agreement, no Member or Owner shall have priority over any other Member or Owner either as to the return of Capital Contributions or as to allocations of the Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Member (other than the Initial Member) or Owner is to be returned.

      8.6 Restrictions on the Member. No Member shall:

            8.6.1 Disclose to any non-Member other than their lawyers, accountants or consultants and/or commercially exploit any of the Company's business practices, trade secrets or any other information not generally known to the business community, including the identity of suppliers utilized by the Company;

            8.6.2 Do any other act or deed with the intention of harming the business operations of the Company; or

            8.6.3 Do any act contrary to the Agreement.

      8.7 Return of Capital of Member. In accordance with the Act, an Owner may, under certain circumstances, be required to return to the Company, for the benefit of the Company's creditors, amounts previously distributed to the Owner. If any court of competent jurisdiction holds that any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of the Company, the Manager or any other Owner.

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

9. Resignation and Termination.

      9.1 Resignation or Withdrawal of Manager. Subject to Section 10, the Manager shall not resign or withdraw as the Manager or do any act that would require its resignation or withdrawal.

      9.2 Removal for Cause. The Members by Majority Vote shall have the right to remove the Manager at any time solely "for cause." For purposes of this Agreement, removal of the Manager "for cause" shall mean removal due to the (a) gross negligence or fraud of the Manager, (b) willful misconduct or willful breach of this Agreement by the Manager, (c) bankruptcy, insolvency or inability of the Manager to meet its obligation as the same come due, or (d) a conviction of a felony by Anthony W. Thompson, President of the Manager. If the Manager or an Affiliate owns an Interest, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

      9.3 Purchase of Manager's Interest. Upon the removal of the Manager pursuant to Section 9.2 or resignation of the Manager pursuant to Section 10, the Manager shall be paid by the Company all fees that have been earned and all other compensation remaining to be paid under this Agreement.

10. Assignment of the Manager's Interest.

      10.1 Permitted Assignments. Except as otherwise provided in this Agreement, the Manager may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Company except with the consent of a Majority Vote of the Members, which consent may be withheld by such Members in their sole and absolute discretion and without reason or for any reason whatsoever. If the Members consent to the transfer, the interest may only be sold to the proposed transferee within the time period approved by the Members, or within 90 days of such consent on the proposed terms and price, if later. All costs of the transfer, including reasonable attorneys' fees (if any), shall be borne by the transferring Manager.

            10.1.1 Any assignment or transfer of the Manager's interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion or part of its interest.

            10.1.2 Any transfer of all or a part of any Manager's interest may be made only pursuant to the terms and conditions contained in this Section 10.

            10.1.3 Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Manager's interest and accepted by the Members pursuant to a Majority Vote.

            10.1.4 The assignor and assignee shall have executed, acknowledged, and delivered such other instruments as the Members pursuant to a Majority Vote, may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include the written acceptance and adoption by the assignee of the provisions of this Agreement.

            10.1.5 Notwithstanding the foregoing Sections 10.1.1 - 10.1.4, and anything to the contrary in this Agreement, the Manager or its Affiliates may sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Company received in consideration for funds advanced to the Company in accordance with Section 3.3, provided that: (a) the Manager, its Affiliates and/or the transferee are responsible for all transfer costs including the Company's legal fees and costs; (b) such transferee agrees to be bound by this Agreement; (c) such transfer complies with all requirements pursuant to the Act, and all applicable federal and state securities laws; and (d) such transferee is an Affiliate of the Manager.

      10.2 Substitute Manager. Upon acceptance by the Members of an assignment by the Manager, any assignee of such Manager's interest in compliance with this
Section 10 shall be substituted as the Manager.

      10.3 Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Company.

11. Assignment of Investor Units.

      11.1 Permitted Assignments. A Member may only sell, assign, hypothecate, encumber or otherwise transfer all of his or her interest in the Company if the following requirements are satisfied:

            11.1.1 The Manager consents in writing to the transfer;

            11.1.2 No Member shall transfer, assign or convey or offer to transfer, assign or convey all or any portion of an Investor Unit to any person who does not possess the financial qualifications required of all persons who become Members;

            11.1.3 No Member shall have the right to transfer any Investor Unit to any minor or to any person who, for any reason, lacks the capacity to contract for himself under applicable law. Such limitations shall not, however, restrict the right of any Member to transfer any one or more Investor Units to a custodian or a trustee for a minor or other person who lacks such contractual capacity;

            11.1.4 The Manager, with advice of counsel, must determine that such transfer will not jeopardize the applicability of the exemptions from the registration requirements under the Securities Act of 1933, as amended, and registration or qualification under state securities laws relied upon by the Company and Manager in offering and selling the Investor Units or otherwise violate any federal or state securities laws;

            11.1.5 The Manager, with advice of counsel, must determine that, despite such transfer, Investor Units will not be deemed traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) under the provisions applicable to publicly traded partnership status; provided, however, in no event may any Member transfer any Investor Units if such transfer would cause the Company to have more than 100 Owners without the express prior written consent of the Manager, which consent may be withheld in the Manager's sole and absolute discretion;

            11.1.6 Any such transfer shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Investor Units and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take subject to all terms of this Agreement and shall become an Economic Interest Owner; and

            11.1.7 A transfer fee shall be paid by the transferring Member in such amount as may be required by the Manager to cover all reasonable expenses, including attorneys' fees, connected with such assignment.

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

            11.1.8 The transfer would not cause a default or otherwise accelerate any payment date on any loan obtained by the Company.

            11.1.9 The minimum Interest that may be transferred is the lesser of one Investor Unit or the Member's entire interest in the Company.

      11.2 Substituted Member.

            11.2.1 Conditions to be Satisfied. No Economic Interest Owner shall have the right to become a Substituted Member unless the Manager shall consent thereto in accordance with Section 11.2.2 and all of the following conditions are satisfied:

                  (a) A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the number of Investor Units being assigned and set forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Member in his place;

                  (b) The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the Manager may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include: (i) the written acceptance and adoption by the Economic Interest Owner of the provisions of this Agreement; and
      (ii)the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are more fully described herein; and

                  (c) A transfer fee sufficient to cover all reasonable expenses connected with such substitution shall have been paid to the Company.

            11.2.2 Consent of Manager. The consent of the Manager shall be required to admit an Economic Interest Owner as a Substituted Member. The granting or withholding of such consent shall be within the sole and absolute discretion of the Manager.

            11.2.3 Consent of Member. By executing or adopting this Agreement, each Member hereby consents to the admission of additional or Substituted Members, and to any Economic Interest Owner becoming a Substituted Member upon consent of the Manager and in compliance with this Agreement.

      11.3 Rights of Economic Interest Owner. An Economic Interest Owner shall be entitled to receive Distributions from the Company attributable to the interest acquired by reason of such assignment from and after the effective date of the assignment; provided, however, that notwithstanding anything herein to the contrary, the Company shall be entitled to treat the assignor of such interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income and Net Loss or Distributions, or for the transmittal of reports or accounting until the written instrument of assignment has been received by the Company and recorded on its books. The effective date of such assignment shall be the date on which all of the requirements of this Section have been complied with, subject to Section 4.8.

      11.4 Right to Inspect Books. Economic Interest Owners shall have no right to inspect the Company's books or records, to vote on Company matters, or to exercise any other right or privilege as Members, until they are admitted to the Company as Substituted Members, except as provided in the Act.

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
      11.5 Assignment of 50% or More of Investor Units. No assignment of any Investor Units may be made if the Investor Units to be assigned, when added to the total of all other Investor Units and Manager interests assigned within the 13 immediately preceding months, would, in the opinion of counsel for the Company, result in the termination of the Company under the Code.

      11.6 Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Investor Units may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

      11.7 Termination of Membership Interest. Upon the transfer of an Investor Unit in violation of this Agreement or the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company, the Membership Interest of a Member shall be converted into an Economic Interest or purchased by the Company as provided herein.

12. Books, Records, Accounting and Reports.

      12.1 Records, Audits and Reports. The Company shall maintain at its principal office the Company's records and accounts of all operations and expenditures of the Company including the following:

            12.1.1 A current list in alphabetical order of the full name and last known business or resident address of each Owner and Manager, together with the Capital Contribution and the share in profits and losses of each Owner;

            12.1.2 A copy of the Articles of Organization and all amendments thereto, together with any powers of attorney pursuant to which the Articles of Organization or any amendments thereto were executed;

            12.1.3 Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

            12.1.4 Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

            12.1.5 Copies of any financial statements of the Company, if any, for the six most recent years; and

            12.1.6 The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

      12.2 Delivery to Members and Inspection. Each Member has the right, upon reasonable written request for purposes related to the interest of that person as a Member, to receive from the Company:

                  (a) True and full information regarding the status of the business and financial condition of the Company;

                  (b) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

                  (c) A current list of the name and last known business, residence or mailing address of each Member and Manager;

                  (d) A copy of this Agreement and the Articles of Organization and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed; and

                  (e) True and full information regarding the amount of cash and description and statement of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

                  (f) Any information required to be made available to a Member pursuant to Section 13.1-1028 of the Code of Virginia (1950), or amended, or any other applicable law.

      12.3 Annual Report.

            12.3.1 The Manager will cause the Company, at the Company's expense, to prepare an unaudited annual report containing a year end balance sheet, income statement and a statement of changes in financial position. Copies of such statements shall be distributed to each Member within 75 days after the close of each fiscal year of the Company.

            12.3.2 Upon the vote of Members who own thirty percent (30%) or more of the Investor Units (including Investor Units owned or controlled by the Manger or its Affiliates), the Manager will use its best efforts to obtain in the future audited financial statements for the Properties' operations. Such audited financial statements shall be at the Company's sole cost and expense.

      12.4 Tax Information. The Manager shall cause the Company, at the Company's expense, to prepare and timely file income tax returns for the Company with the appropriate authorities, and shall cause all Company information necessary in the preparation of the Owners' individual income tax returns to be distributed to the Owners not later than 75 days after the end of the Company's fiscal year.

13. Termination and Dissolution of the Company.

      13.1 Termination of Company. The Company shall terminate, be dissolved, and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

            13.1.1 Upon the happening of any event of dissolution specified in the Articles of Organization;

            13.1.2 A determination by the Manager, with a Majority Vote, to terminate the Company;

            13.1.3 The sale of the Properties or the receipt of the final payment on any seller financing provided by the Company on the sale of the Properties, if later, unless the Company holds securities of another company which cannot be distributed, in which case the Company will be dissolved as soon as possible upon such distribution; or

            13.1.4 The occurrence of a Dissolution Event unless the business of the Company is continued by the consent of the remaining Members within 90 days following the occurrence of the event and there are at least two remaining Members.

      13.2 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 13.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be required by the Act.

      13.3 Liquidation of Assets. Upon a dissolution and termination of the Company, the Manager (or in case there is no Manager, the Members or person designated by a Majority Vote) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

            13.3.1 To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

            13.3.2 To the setting up of any reserves as required by law for any contingent liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 13.3; and

            13.3.3 To the Members in accordance with Section 5.2 hereof.

      13.4 Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against any Manager or any Member.

      13.5 Liquidation of Member's Interest. If there is a Liquidation of a Member's interest in the Company, any liquidating Distribution pursuant to such Liquidation shall be made only to the extent of the positive Capital Account balance, if any, of such Member for the taxable year during which such Liquidation occurs after proper adjustments for allocations and Distributions for such taxable year up to the time of Liquidation. Such Distributions shall be made by the end of the taxable year of the Company during which such Liquidation occurs, or if later, within 90 days after such Liquidation.

14. Special and Limited Power of Attorney.

      14.1 Power of Attorney. Triple Net Properties, LLC shall at all times during the term of the Company have a special and limited power of attorney as the attorney-in-fact for each Member, with power and authority to act in the name and on behalf of each such Member to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents which are not inconsistent with the provisions of this Agreement and which may include, by way of illustration but not by limitation, the following:

            14.1.1 This Agreement, as well as any amendments to the foregoing which, under the laws of the Commonwealth of Virginia or the laws of any other state, are required to be filed or which the Manager shall deem it advisable to file;

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

            14.1.2 Any other instrument or document that may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Manager shall deem it advisable to file;

            14.1.3 Any instrument or document that may be required to effect the continuation of the Company, the admission of Substituted Members, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement);

            14.1.4 Any contract for purchase or sale of real estate, and any deed, deed of trust, mortgage, or other instrument of conveyance or encumbrance, with respect to the Properties; and

            14.1.5 Any and all other instruments as the Manager may deem necessary or desirable to effect the purposes of this Agreement and carry out fully its provisions.

      14.2 Provision of Power of Attorney. The special and limited power of attorney granted to Triple Net Properties, LLC:

            14.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death, incapacity, termination or dissolution of the granting Member, and is limited to those matters herein set forth;

            14.2.2 May be exercised by Triple Net Properties, LLC by and through one or more of the officers of Triple Net Properties, LLC, for each of the Members by the signature of Triple Net Properties, LLC acting as attorney-in-fact for all of the Members, together with a list of all Members executing such instrument by their attorney-in-fact or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed; and

            14.2.3 Shall survive an assignment by a Member of all or any portion of his Investor Units except that, where the assignee of the Investor Units owned by the Member has been approved by the Manager for admission to the Company as a Substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling Triple Net Properties, LLC to execute, acknowledge and file any instrument or document necessary to effect such substitution.

      14.3 Notice to Members. The Manager shall promptly furnish to a Member a copy of any amendment to the Agreement executed by Triple Net Properties, LLC pursuant to a power of attorney from the Member.

15. Relationship of This Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Members. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be an operating agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

16. Amendment of Agreement.

      16.1 Admission of Member. Amendments to this Agreement for the admission of any Member or Substitute Member shall not, if in accordance with the terms of this Agreement, require the consent of any Member.

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

      16.2 Amendments with Consent of Member. In addition to any amendments otherwise authorized herein, this Agreement may be amended by the Manager with a Majority Vote of the Member.

      16.3 Amendments Without Consent of the Members. In addition to the Amendments authorized pursuant to Section 4.9 and Section 7.3.11 or otherwise authorized herein, the Manager may amend this Agreement, without the consent of any of the Members, to (i) change the name and/or principal place of business of the Company, or (ii) decrease the rights and powers of the Manager (so long as such decrease does not impair the ability of the Manager to manage the Company and conduct its business and affairs); provided, however, that no amendment shall be adopted pursuant to this Section 16.3 unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Members, (B) is not inconsistent with Section 7, and (C) does not affect the limited liability of the Members or the status of the Company as a partnership for federal income tax purposes.

      16.4 Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the Manager and by Triple Net Properties, LLC, as attorney-in-fact for the Members, pursuant to the power of attorney contained in
Section 14. After the execution of such amendment, the Manager shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Company holds any Property or otherwise does business.

17. Miscellaneous.

      17.1 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

      17.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

      17.3 Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

      17.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Member or Economic Interest Owner entitled thereto, by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

      17.5 Manager's Address. The name and address of the Manager is as follows:

           Triple Net Properties, LLC
           1551 N. Tustin Avenue, Suite 650
           Santa Ana, California 92705
           Attn: Anthony W. Thompson, President

      17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, where this Agreement is made and entered into.

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      17.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

      17.8 Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

      17.9 Time. Time is of the essence with respect to this Agreement.

      17.10 Additional Documents. Each Member, upon the request of the Manager, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

      17.11 Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

      17.12 Binding Arbitration. Any controversy arising out of or related to this Agreement or the breach thereof or an investment in the Investor Units shall be settled by arbitration in Orange County, California, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If there was no mediation and the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Orange County office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney's fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each Member shall be entitled to discovery.

      17.13 Venue. Any Action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Orange County, California.

      17.14 Partition. The Members agree that the assets of the Company are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

      17.15 Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein except the Subscription Documents. This Agreement may be amended only as provided in this Agreement.

      17.16 Legal Counsel. Each Member acknowledges and agrees that counsel representing the Company, the Manager and its Affiliates does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Members, other than the Manager, in any respect. In addition, each Member consents to the Manager hiring counsel for the Company which is also counsel to one or more of the Manager.

18.   Lender Covenants. The Company has not and will not:

                  (a) engage in any business or activity other than the ownership, operation and maintenance of the Properties, and activities incidental thereto;

                  (b) acquire or own any assets other than (i) the Properties, and (ii) such incidental personal property as may be necessary for the operation of the Properties;

                  (c) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

                  (d) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable legal requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

                  (e) own any subsidiary, or make any investment in, any Person;

                  (f) commingle its assets with the assets of any other Person;

                  (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loans, (ii) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (A) unsecured, (B) not evidenced by a note, (C) on commercially reasonable terms and conditions, and (D) due not more than sixty (60) days past the date incurred, and/or (iii) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in
      (ii) and (iii) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Notse;

                  (h) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

                  (i) enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

                  (j) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                  (k) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

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

                  (l) make any loans or advances to any Person;

                  (m) fail to file its own tax returns (unless prohibited by applicable Legal Requirements from doing so);

                  (n) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

                  (o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (p) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors of the SPE Component Entity, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, (iii) take any action that might cause such entity to become insolvent, or (iv) make an assignment for the benefit of creditors;

                  (q) fail to allocate shared expenses (including, without limitation, shared office space) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

                  (r) fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

                  (s) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable; or

                  (t) violate or cause to be violated the assumptions made with respect to the Company and its principals in any opinion letter pertaining to substantive consolidation delivered to a lender in connection with the Loan.

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                                       29

      IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

                                     MANAGER:

                                     TRIPLE NET PROPERTIES, LLC,
                                     a Virginia limited liability company

                                     BY: /s/ Anthony W. Thompson
                                     -----------------------------------
                                         Anthony W. Thompson, President

                                     INITIAL MEMBER:

                                     /s/ Anthony W. Thompson
                                     -----------------------------------
                                     Anthony W. Thompson, Individually

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

                                    EXHIBIT A
                                  DEFINITIONS

      "Act" shall mean the Virginia Limited Liability Company Act, as the same may be amended from time to time.

      "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            (i) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member's share of Member Minimum Gain and Company Minimum Gain and;

            (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),and
      1.704-1 (b)(2)(ii)(d)(6).

      "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such other person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term "person" shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

      "Agreement" shall mean this Operating Agreement, as amended from time to time.

      "Articles of Organization" shall mean the Articles of Organization of the Company as filed with the State Corporation Commission of the Commonwealth of Virginia as the same may be amended or restated from time to time.

      "Book Gain" shall mean the excess, if any, of the fair market value of the Properties over its adjusted basis for federal income tax purposes at the time a valuation of the Properties is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

      "Book Loss" shall mean the excess, if any, of the adjusted basis of Properties for federal income tax purposes over its fair market value at the time a valuation of the Properties is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

      "Book Value" shall mean the adjusted basis of Properties for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

      "Built-In Gain (or Loss)" shall mean the amount, if any, by which the agreed value of contributed property exceeds (or is lesser than) the adjusted basis of property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.

      "Capital Account" with respect to any Member (or such Member's assignee) shall mean such Member's initial Capital Contribution adjusted as follows:

            (i) A Member's Capital Account shall be increased by:

                  (a) such Member's share of Net Income;

                  (b) any income or gain specially allocated to a Member and not included in Net Income or Net Loss;

                  (c) any additional cash Capital Contribution made by such Member to the Company; and

                  (d) the fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the property is subject.

            (ii) A Member's Capital Account shall be reduced by:

                  (a) such Member's share of Net Loss;

                  (b) any deduction specially allocated to a Member and not included in Net Income or Net Loss;

                  (c) any cash Distribution made to such Member; and

                  (d) the fair market value, as agreed to by the Manager and the Members pursuant to a Majority Vote, of any property (reduced by any liabilities assumed by the Member in connection with the Distribution or to which the distributed property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold property will be valued for Distribution at its fair market value and the Capital Account of each Member before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Properties for their fair market values. Such fair market values shall not be less than the amount of any nonrecourse indebtedness that is secured by the Properties.

      Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless the Manager and the Members pursuant to a Majority Vote agree on the fair market value of the Properties and Company complies with the requirements of Treasury Regulations
Section 1.704-1(b)(2)(iv)(i) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Properties), the fair market value of Properties shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Properties.

      The Capital Account of a Substituted Member shall include the Capital Account of his transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). References in this Agreement to the Treasury Regulations shall include corresponding subsequent provisions.

      "Capital Contribution" shall mean the gross amount invested in the Company by a Member and shall be equal in amount to the cash purchase price paid by such Member for the Investor Units sold to him by the Company. In the plural, "Capital Contributions" shall mean the aggregate amount invested by all of the Members in the Company and shall equal, in total, the sum of the amount attributable to the purchase of Investor Units and the contributions of the Manager.

      "Capital Transaction" shall mean any financing, refinancing, sale, exchange, or other disposition or condemnation of, or casualty to, the Properties.

      "Cash from Capital Transactions" shall mean the net cash realized by the Company from any Capital Transaction after payment of all cash expenditures of the Company, including, but not limited to, all fees payable to the Manager or Affiliates, all payments of principal and interest on indebtedness, and such reserves and retentions as the Manager reasonably determines to be necessary and desirable in connection therewith.

      "Cash from Operations" shall mean the net cash realized by the Company from any source other than a Capital Transaction, after payment of all cash expenditures of the Company, including, but not limited to, all operating expenses including all fees payable to the Manager or Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Manager reasonably determines to be necessary and desirable in connection with Company operations with its then existing assets and any anticipated acquisitions.

      "Class A Investor Unit" shall mean an Investor Unit that is subscribed to in the first $10,000,000 raised in the Offering.

      "Class B Investor Unit" shall mean an Investor Unit that is subscribed to in the second $10,000,000 raised in the Offering.

      "Class C Investor Unit" shall mean an Investor Unit that is subscribed to in the last $10,000,000 raised in the Offering.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

      "Company" shall refer to NNN 2002 Value Fund, LLC.

      "Company Minimum Gain" shall meaning "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(d).

      "Depository Account" shall have the meaning set forth in Section 3.1.5.

      "Dissolution Event" shall mean with respect to any Manager one or more of the following: the death, insanity, withdrawal, retirement, resignation, expulsion, Event of Insolvency, dissolution or occurrence of any other event which terminates the continued membership of any Manager unless the Members consent to continue the business of the Company pursuant to Section 8.2.7.

      "Distributable Cash" shall mean Cash from Operations, and Capital Contributions determined by the Manager to be available for Distribution to the Members.

      "Distribution" shall refer to any money or other property transferred without consideration (other than repurchased Investor Units) to Members or Owners with respect to their Investor Units in the Company, but shall not include any payments to the Manager pursuant to Section 6.

      "Economic Interest" shall mean an interest in the Net Income, Net Loss and Distributions of the Company but shall not include any right to vote or to participate in the management of the Company.

      "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

      "Event of Insolvency" shall occur when an order for relief against the Manager is entered under Chapter 7 of the federal bankruptcy law, or (i) the
Manager: (a) makes a general assignment for the benefit of creditors, (b) files a voluntary petition under the federal bankruptcy law, (c) files a petition or answer seeking for that Manager a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in any proceeding of this nature, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that Manager or of all or a substantial part of that Manager's properties, or (f) the expiration of 90 days after either (i) the commencement of any proceeding against the Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or (ii) the appointment without the Manager's consent or acquiescence of a trustee, receiver, or liquidator of the Manager or of all or any substantial part of the Manager's properties, if the appointment has not been vacated or stayed (or if within 90 days after the expiration of any such stay, the appointment is not vacated).

      "Impound Release Date" shall have the meaning set forth in Section 3.1.5.

      "Initial Member" shall refer to Anthony W. Thompson.

      "Interest" or "Interests" shall mean a Membership Interest or an Economic Interest.

      "Investor Unit" shall represent an interest in the Company entitling the owner of the Investor Unit if admitted as a Member to the respective voting and other rights afforded to a Member holding an Investor Unit, and affording to such Member a share in Net Income, Net Loss and Distributions as provided for in this Agreement.

      "Liquidation" means in respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member's entire interest in the Company by means of a distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.

      "Loan" or "Loans" mean the acquisition loans used to acquire the Properties by the Company and the tenant in common owners of the Properties.

      "Majority Vote" shall mean the vote of more than 50% of the Investor Units entitled to vote. Members shall be entitled to cast one vote for each Investor Unit they own, and a fractional for each fractional Unit they own.

      "Management Agreement" shall refer to the Management Agreement between Property Manager, as property manager, and the Company, with respect to the management and operation of the Properties, a true copy of which is attached as Exhibit B.

      "Manager" shall refer to Triple Net Properties, LLC, a Virginia limited liability company. The term "Manager" shall also refer to any successor or additional Manager who is admitted to the Company as the Manager.

      "Member" shall mean any holder of an Investor Unit who is admitted to the Company as a Member or the Manager.

      "Member Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined under Treasury Regulations Section 1.704-2(i)(3).

      "Member Nonrecourse Debt" shall mean "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

      "Member Nonrecourse Deductions" shall mean of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

      "Membership Interest" shall mean a Member's entire interest in the Company including such Member's Economic Interest and such voting and other rights and privileges that the Member may enjoy by being a Member.

      "Memorandum" shall mean the Company's Confidential Private Placement Memorandum dated May 15, 2002, for the sale of the Investor Units.

      "Net Capital Contribution" of any Member shall be equal to the excess, if any, of (i) the aggregate Capital Contributions of such Member based on $5,000 per Unit over (ii) the aggregate Distributions to such Member.

      "Net Income" or "Net Loss" shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-in Gain or Loss) of the Company as determined for federal income tax purposes in accordance with Section 703(a) or the Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code) (other than any specific item of income, gain (exclusive of Built-in Gain), loss (exclusive of Built-in Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

            (i) The amount determined above shall be increased by any income exempt from federal income tax;

            (ii) The amount determined above shall be reduced by any expenditures described in Section 705(a)(2)(B) of the Code or expenditures treated as such pursuant to Treasury Regulations Section 1.704-1
      (b)(2)(iv)(i);

            (iii) Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

            (iv) For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

      "Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

      "Nonrecourse Deductions" shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

      "Note" or "Notes" mean the certain promissory notes in the original principal amount of the Loans.

      "Offering" shall mean the offering and sale of the Investor Units made in accordance with the provisions of Section 3.1.2.

      "Offering Termination Date" shall mean the date the Offering of Investor Units will terminate pursuant to the Memorandum, which is the earliest of (i) the date all Investor Units are sold or (ii) April 30, 2003, which date can be extended to April 30, 2004 in the sole and absolute discretion of the Manager.

      "Organization and Offering Expenses" shall mean all expenses incurred in connection with the organization and formation of the Company, the preparation of the offering materials, and the marketing and sale of the Investor Units, including but not limited to legal, accounting, tax planning fees, promotional fees or expenses, filing and recording fees, market research and surveys, property inspections and research, engineering services, printing costs, securities sales commissions, travel expenses and other costs or expenses incurred in connection therewith.

      "Owner" shall mean a Member or the holder of an Economic Interest.

      "Person" shall mean any natural person or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

      "Prime Rate" shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.

      "Priority Return" shall mean: (a) for the holders of Class A Investor Units, a 10% per annum cumulative (but not compounded) return on their Unrecovered Equity, on an annualized basis, properly adjusted for any partial years and/or fractional interests; (b) for the holders of Class B Investor Units, a 9% per annum cumulative (but not compounded) return on their Unrecovered Equity, on an annualized basis, properly adjusted for any partial years and/or fractional interests; and (c) for the holders of Class C Investor Units, an 8% per annum cumulative (but not compounded) return on their Unrecovered Equity, on an annualized basis, properly adjusted for any partial years and/or fractional interests.

      "Property" or "Properties" shall refer to the properties acquired by NNN 2002 Value Fund, LLC, or by special purpose entity of which it is a member, as described in the Memorandum.

      "Property Manager" shall mean Triple Net Properties Realty, Inc., a California corporation.

      "Regulatory Allocations" shall mean the allocations set forth in Sections 4.2(a) through (g).

      "Residuary Sharing Ratio" shall mean the sharing ratio with respect to any amount available as a tier (ii) distribution of Cash from Operations or as a tier (iii) distribution of Cash from Capital Transactions (the "Residue"). Such sharing ratio shall be determined by first tentatively dividing the Residue equally among all of the Investor Units so as to establish a per Investor Unit allocation (the "Per Investor Unit Allocation"); second the Members shall receive: 85% of the Per Investor Unit Allocation for each Class A Investor Unit owned; 80% of the Per Investor Unit Allocation for each Class B Investor Unit owned; 75% of the Per Investor Unit Allocation for each Class B Investor Unit owned; and the Manager shall receive the balance, that is, 15% of the Per Investor Unit Allocation for each Class A Investor Unit, 20% of the Per Investor Unit Allocation for each Class B Investor Unit, and 25% of the Per Investor Unit Allocation for each Class C Investor Unit.

      "Subscription Agreement" means the agreement, in the form as may be attached to the Memorandum, by which each person desiring to become a Member shall evidence (i) the number of Investor Units which such person wishes to acquire and (ii) such person's agreement to become a party to, and be bound by the provisions of, this Agreement and (iii) certain representations regarding the person's finances and investment intent.

      "Subscription Payment" shall mean the cash payment that must accompany each subscription for Investor Units sold through the Offering.

      "Substituted Member" shall mean any person admitted as a substituted Member pursuant to this Agreement.

      "Tax Payment" shall have the meaning set forth in Section 4.11.1.

      "Tenants in Common" shall mean the Company and the purchasers of tenant in common interests in the Properties.

      "Thompson" shall mean Anthony W. Thompson.

      "Unrecovered Equity" of a Member as of any date means the amount of a Member's Capital Contributions to the Company, reduced, but not below zero, by the cumulative Cash from Capital Transactions amounts distributed to such Member under Section 5.2 hereof.

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                                      A-7